Exhibit 10.21

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of March 18, 2015, by and between SQUARE 1 BANK (“Bank”) and ALDEYRA THERAPEUTICS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Bank hereby acknowledges and agrees that Borrower has previously satisfied the requirement under the Agreement to provide the annual budget approved by Borrower’s Board of Directors for fiscal year 2015.

2)	Section 6.2(iii) of the Agreement is hereby amended and restated, as follows:

(iii) an annual budget approved by Borrower’s Board of Directors as soon as available but not later than April 1st of each year during the term of this Agreement beginning with the 2016 calendar year and continuing thereafter;

3)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a) this Amendment, duly executed by Borrower;

b) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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Aldeyra Therapeutics – 3rd Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALDEYRA THERAPEUTICS, INC.		SQUARE 1 BANK

By:	/s/ Stephen Tulipano	By:	/s/ Lisa Foussianes
Name:	Stephen Tulipano	Name:	Lisa Foussianes
Title:	CFO	Title:	SVP

[Signature Page to Third Amendment to Loan and Security Agreement]

Aldeyra Therapeutics – 3rd Amendment to LSA